As filed with the Securities and Exchange Commission on August 19, 2016.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AdvancePierre Foods Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3712208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9987 Carver Road
Blue Ash, Ohio 45242
(Address of Principal Executive Offices, including zip code)

Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan
(Full title of the plan)

Michael B. Sims
Senior Vice President, Chief Financial Officer and Treasurer

9987 Carver Road

Blue Ash, Ohio 45242
(Name and address of agent for service)

(800) 969-2747
(Telephone number, including area code, of agent for service)

With copies to:

Gregg A. Noel, Esq.
Jeffrey H. Cohen, Esq.
Jonathan Ko, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
(213) 687-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.01 per share	6,500,000	$26.02	$169,130,000	$17,031.39

(1)         Represents shares of common stock, par value $0.01 per share (“Common Stock”), of AdvancePierre Foods Holdings, Inc. (the “Registrant”) issuable under the Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan (the “Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate number of shares of Common Stock that may be offered or issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices reported for the Common Stock on the New York Stock Exchange on August 18, 2016, which was $26.02.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information.*

Item 2.         Registrant Information and Employee Plan Annual Information*

*                 The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated under the Securities Act.  In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents, which have been previously filed by AdvancePierre Foods Holdings, Inc. (the “Registrant”) with the SEC pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed a part of, this registration statement:

(a)                                 The Registrant’s final prospectus filed on July 18, 2016 pursuant to Rule 424(b) promulgated under the Securities Act relating to the Registrant’s registration statement on Form S-1, as amended (File No. 333-210674);

(b)                                 The description of the Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the SEC on July 12, 2016 (File No. 001-37826), pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed for the purpose of updating such description;

(c)           The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 2, 2016, filed with the SEC on July 25, 2016; and

(d)                                 The Registrant’s Current Reports on Form 8-K filed with the SEC on July 25, 2016 and August 19, 2016.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such prior statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.         Description of Securities.

Not applicable.

Item  5.      Interests of Named Experts and Counsel.

Not applicable.

Item  6.      Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.  The Registrant’s amended and restated certificate of incorporation provides for this limitation of liability.  The Registrant has entered into indemnification agreements with its directors that provide for the Registrant to indemnify them to the fullest extent permitted by Delaware law.

Section 145 of the DGCL, or Section 145, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The Registrant’s amended and restated bylaws provide that the Registrant must indemnify, and advance expenses to, its directors and officers to the full extent authorized by the DGCL.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s amended and restated certificate of incorporation, the Registrant’s amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Registrant shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Registrant’s board of directors pursuant to the applicable procedure outlined in the amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Registrant maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments that the Registrant may make to such directors and officers.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-8:

Exhibit	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 25, 2016)

4.2	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on July 25, 2016)

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the securities being registered

23.1*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accountants

24.1*	Power of Attorney (included on the signature page hereto)

99.1

Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan (incorporated herein by reference to Exhibit 10.16 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A filed on June 15, 2016 (File No. 333-210674))

99.2

Amendment to Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.17 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A filed on June 15, 2016 (File No. 333-210674))

99.3

Amendment No. 2 to Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.18 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1/A filed on June 25, 2016 (File No. 333-210674))

99.4

Amendment No. 3 to Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 19, 2016)

99.5

AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan Form of Restricted Share Award Agreement (incorporated by reference to Exhibit 10.18 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1/A filed on June 24, 2016 (File No. 333-210674))

99.6

AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan Form of Restricted Share Unit Award Agreement (Employee Form) (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 19, 2016)

99.7

AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan Form of Restricted Share Unit Award Agreement (Independent Director Form) (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on August 19, 2016)

99.8

AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan Form of Option Award Agreement (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on August 19, 2016)

* filed herewith

Item  9.      Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Ash, Ohio, on August 19, 2016.

ADVANCEPIERRE FOODS HOLDINGS, INC.

By:	/s/ Michael B. Sims
Name: Michael B. Sims
Title: Senior Vice President, Chief Financial Officer, and Treasurer

POWER OF ATTORNEY

The undersigned directors and officers of AdvancePierre Foods Holdings, Inc. hereby constitute and appoint John N. Simons, Jr. and Michael B. Sims and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments, including post-effective amendments to this registration statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 19, 2016.

Signature	Capacity

/s/ John N. Simons, Jr.	Chief Executive Officer and President; Director (Principal
John N. Simons, Jr.	Executive Officer)

/s/ Michael B. Sims	Senior Vice President, Chief Financial Officer and Treasurer
Michael B. Sims	(Principal Financial and Accounting Officer)

/s/ Margaret M. Cannella	Director
Margaret M. Cannella

/s/ Celeste A. Clark, Ph.D.	Director
Celeste A. Clark, Ph.D.

/s/ Peter C. Dillingham	Director
Peter C. Dillingham

/s/ Dean Hollis	Chairman of the Board
Dean Hollis

/s/ Stephen A. Kaplan	Director
Stephen A. Kaplan

/s/ Gary Perlin	Director
Gary Perlin

/s/ Matthew C. Wilson	Director
Matthew C. Wilson

EXHIBIT INDEX

Exhibit	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 25, 2016)

4.2	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on July 25, 2016).

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the securities being registered

23.1*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accountants

24.1*	Power of Attorney (included on the signature page hereto)

99.1

Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan (incorporated herein by reference to Exhibit 10.16 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A filed on June 15, 2016 (File No. 333-210674))

99.2

Amendment to Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.17 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A filed on June 15, 2016 (File No. 333-210674))

99.3

Amendment No. 2 to Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.18 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1/A filed on June 24, 2016 (File No. 333-210674))

99.4

Amendment No. 3 to Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 19, 2016)

99.5

AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan Form of Restricted Share Award Agreement (incorporated by reference to Exhibit 10.18 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1/A filed on June 24, 2016 (File No. 333-210674))

99.6

AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan Form of Restricted Share Unit Award Agreement (Employee Form) (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 19, 2016)

99.7

AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan Form of Restricted Share Unit Award Agreement (Independent Director Form) (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on August 19, 2016)

99.8

AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan Form of Option Award Agreement (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on August 19, 2016)

* filed herewith